Exhibit 107.1
Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

Portland General Electric Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price(2)	Fee Rate(2)	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	Equity	Portland General Electric Company Common Stock, no par value	Rule 415(a)(6)	2,452,692 (1)(2)	-	-	-	-	S-3	333-266454	August 2, 2022	$6,670.45 (1)(2)
	Total Offering Amounts				-	-	-	-
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$0

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock offered hereby shall also be deemed to cover such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)	This prospectus supplement includes 2,452,692 unsold shares of common stock previously registered on a prospectus supplement dated April 1, 2011 and the prospectus dated November 18, 2010, accompanying Registration Statement No. 333-170686, subsequently registered on Registration Statement No. 333-192274, subsequently registered on Registration Statement No. 333-214580, subsequently registered on Registration Statement No. 333-232976, subsequently registered on the Registration Statement No. 333-266454. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with such unsold shares will continue to be applied to such unsold securities.